Exhibit 10.12

Form of Class C Units Grant Agreement

CLASS C UNITS GRANT AGREEMENT

THIS CLASS C UNITS GRANT AGREEMENT (this “Agreement”) is made and entered into as of the      day of             , 201  , by and between Eclipse Resources I, LP, a Delaware limited partnership (the “Partnership”), and                     , a resident of the State of                      (“Holder”).

RECITALS:

A. The Partnership has been formed for the primary purpose of purchasing, owning, operating and selling oil and gas upstream assets located in the continental United States of America and federal and state waters offshore thereto.

B. Holder is an employee of the Partnership or Eclipse Resources Operating, LLC (“Eclipse Resources”) and, in such capacity, Holder will be involved in the business and operations of the Partnership and in the creation of value for the Partnership’s equity holders.

C. The Partnership is governed by that certain Amended and Restated Agreement of Limited Partnership dated as of June 10, 2013 (the “LP Agreement”).

D. The Partnership has created a class of partnership interests in the Partnership called “Class C Units” that permit the holders thereof to receive a portion of the profits of the Partnership which are in excess of certain target investment returns. The Class C Units are composed of two series called “Series C-1 Units” and “Series C-2 Units”.

E. The Partnership desires to issue to Holder, and Holder desires to be issued from the Partnership, [insert either Series C-1 Units or Series C-2 Units, as applicable], subject to the terms and conditions of this Agreement and the terms and conditions of the LP Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the Partnership and Holder do hereby agree as follows:

1. Defined Terms; References.

(a) Terms used in this Agreement and not defined herein but defined in the LP Agreement shall have the respective meanings assigned to such terms in the LP Agreement.

(b) In this Agreement: (i) all references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (ii) titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions; (iii) the words

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“this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (iv) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires, and pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; (v) examples shall not be construed to limit, expressly or by implication, the matters they illustrate; (vi) the word “or” is not exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions; and (vii) all references herein to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modification, amendments or restatements of such agreement, instrument or document.

2. Issuance of Class C Units.

(a) Subject to the terms and provisions of this Agreement, the Partnership hereby issues and conveys to Holder the number of [insert either Series C-1 Units or Series C-2 Units, as applicable] set forth immediately below Holder’s signature block to this Agreement (the “Subject Units”).

(b) [The Subject Units issued to Holder hereunder shall vest in equal parts on each of the first three anniversaries of the date hereof] [The Subject Units issued to Holder hereunder shall vest on the earlier to occur of (i) an Exit Event, and [(ii) the date that is the seventh anniversary of the date hereof] [(ii) the date that is the seventh anniversary of the date Holder’s employment with the Partnership or Eclipse Resources commenced]. Holder shall forfeit to the Partnership for no consideration all unvested Subject Units held by Holder at the time Holder ceases to be an employee of the Partnership or Eclipse Resources.

(c) Subject to the terms and provisions of this Agreement, Holder:

(i) hereby agrees to (A) hold and own the Subject Units issued to Holder hereunder, (B) be admitted to the Partnership as a partner thereof, and (C) be bound by the terms and provisions of the LP Agreement; and

(ii) acknowledges and agrees that (A) Holder will be a partner in the Partnership for U.S. Federal income tax purposes, and (B) as a holder and owner of the Subject Units issued hereunder, Holder’s rights, privileges, duties and obligations are only those specifically described in the LP Agreement and herein.

3. Terms of Participation. Holder acknowledges and agrees that:

(a) the execution of this Agreement does not enlarge or otherwise affect the terms of Holder’s employment with Eclipse Resources, the Partnership or any Affiliate thereof, and Eclipse Resources, the Partnership (or such Affiliate) may terminate the employment of Holder at will and as freely and with the same effect as if this Agreement had not been executed;

(b) this Agreement supersedes any other agreement that the parties may have had with respect to any equity participation (directly or indirectly) by Holder in the Partnership or in any investments made by the Partnership;

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(c) this Agreement is subject to all of the terms and conditions of the LP Agreement; and

(d) the terms of this Agreement are confidential and shall not be disclosed by Holder.

4. No Assurances. Holder acknowledges and affirms that there is no assurance that Holder will realize anything of value from the ownership of the Subject Units. Without limiting the foregoing, Holder recognizes that whether anything of value will be realized from the ownership of the Subject Units is a function of a number of factors, including the ability of the Partnership to find and make quality acquisitions and investments, the timing and realization of an Exit Event, oil and gas commodity prices, U.S. and world economic conditions and other future events over which neither the Partnership nor its management team will have little control, if any. Holder also recognizes that the ownership by the Partnership of upstream assets entails numerous industry and operating risks, and that there can be no assurance that the Partnership will be able to drill and complete commercially productive oil or gas wells or to develop and exploit oil and gas properties and reserves, that the Partnership will not be subject to excessive cost overruns, or that the Partnership will not be subject to burdensome laws or regulations, including laws or regulations affecting the environment.

5. Binding Effect; Agreement; No Third Party Benefit. Subject to the restrictions on transfer of the Subject Units set forth in the LP Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

6. Amendment. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by the parties hereto.

7. Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further full or partial exercise thereof or the exercise of any other right or power.

8. Severability. If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

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9. Notices. All notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, by Electronic Transmission, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the person to receive it. All notices, requests, and consents to be sent to a party hereto must be sent to or made at the following addresses (or such other address as that party may specify by notice to the other parties):

If to the Partnership:

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Attention: Board of Managers

e-mail: bhulburt@eclipseresources.com

With a copy to:

EnCap Investments L.P.

1100 Louisiana, Suite 4900

Houston, Texas 77002

Fax No.: 713-659-6130

Attention: Mark. E. Burroughs, Jr.

e-mail: mburroughs@encapinvestments.com

If to Holder:

to the address set forth below Holder’s signature hereto

10. Holder Representations. Holder represents and warrants to, and covenants with, the Partnership as follows:

(a) Holder is acquiring the Subject Units as an investment and not with a view to any sale or distribution of all or any portion thereof. Holder will hold the Subject Units subject to all provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, or any applicable state securities laws, and will not at any time make any sale, transfer or other disposition of such interest in contravention of the 1933 Act, such rules and regulations or applicable state securities laws.

(b) Holder is a citizen of the United States of America and is eligible to hold an interest in oil and gas leases on federal lands, including offshore areas.

11. Section 83(b) Election. Holder covenants and agrees with the Partnership that Holder will (i) no later than 30 days from the date hereof, make and file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Subject Units issued to Holder hereunder, and (ii) file a copy of such election with Holder’s U.S. federal tax return.

12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

13. Entire Agreement. This Agreement and the LP Agreement constitute the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

[*REMAINDER OF PAGE INTENTIONALLY LEFT BLANK-

SIGNATURE PAGE TO FOLLOW*]

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IN WITNESS WHEREOF, the parties hereto have executed this Class C Unit Grant Agreement as of the day and year first above written.

PARTNERSHIP:

ECLIPSE RESOURCES I, LP

By:
Name:
Title:

HOLDER:

Holder’s Address for Notice Purposes:

Fax No.:

Holder’s Social Security Number:

Number of [insert either Series C-1 Units or Series C-2 Units, as applicable] Issued:

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